QuickLinks -- Click here to rapidly navigate through this document

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 2003

REGISTRATION STATEMENT NO. 333-104448

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
POST EFFECTIVE AMENDMENT #1 TO
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IWT TESORO CORPORATION
(Name of small business issuer in its charter)

NEVADA (State or Jurisdiction of incorporation or organization)	5000 (Primary Standard Industrial Classification Code Number)	91-2048019 (I.R.S. Employer Identification Number)
IWT TESORO CORPORATION 191 POST ROAD WEST, SUITE 10 WESTPORT, CT 06880 (203) 221-2770 (Address and Telephone Number of Principal Executive Offices and Principal Place of Business)	HENRY J. BOUCHER, JR. IWT TESORO CORPORATION 191 POST ROAD WEST, SUITE 10 WESTPORT, CT 06880 (203)221-2770 (Name, Address and Telephone number of Agent for Service)

COPIES TO

GAYLE COLEMAN, ESQ.
RADER AND COLEMAN
2101 N.W. BOCA RATON BLVD, SUITE 1
BOCA RATON, FLORIDA 33431
(561)368-0545

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: Not Applicable

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

SUPPLEMENTAL NOTE

        THIS REGISTRATION STAEMENT WAS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 2003. THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS BEING FILED FOR THE PURPOSE OF EXTENDING THE TERMINATION DATE OF THE ISSUER'S OFFERING OF UP TO 250,000 UNITS FROM SEPTEMBER 15, 2003 TO DECEMBER 15, 2003.

EXTENSION OF 250,000 UNIT OFFERING

        IWT Tesoro Corporation has decided to extend its offering of 250,000 units for an additional ninety days from September 15, 2003 to December 14, 2003.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and each amendment thereto, included all post-effective amendments and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Westport, CT on September 4, 2003.

IWT Tesoro Corporation
By:	/s/ HENRY J. BOUCHER, JR. Henry J. Boucher, Jr., Principal Executive Officer
By:	/s/ FORREST JORDAN Forrest Jordan Principal Accounting Officer

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ HENRY J. BOUCHER, JR. Henry J. Boucher, Jr.	Principal Executive Officer, Director	September 4, 2003
/s/ FORREST JORDAN Forrest Jordan	Chief Accounting Officer, Director	September 4, 2003
/s/ CARL G. ANDERSON, JR. Carl G. Anderson, Jr.	Director	September 4, 2003
/s/ PAUL F. BOUCHER Paul F. Boucher	Director	September 4, 2003
/s/ JAMES R. EDWARDS James R. Edwards	Director	September 4, 2003
/s/ JAMES LAFOND James Lafond	Director	September 4, 2003
/s/ GREY PERNA Grey Perna	Director	September 4, 2003
/s/ ROBERT ROGERS Robert Rogers	Director	September 4, 2003
/s/ ALLEN G. ROSENBERG Allen G. Rosenberg	Director	September 4, 2003

QuickLinks

SUPPLEMENTAL NOTE
EXTENSION OF 250,000 UNIT OFFERING
SIGNATURES